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                             EXHIBIT D

                      PHOENIX TECHNOLOGIES LTD.

                 DECLARATION OF REGISTRATION RIGHTS


     This Declaration of Registration Rights ("Declaration") is made as of July __, 1996, by Phoenix Technologies Ltd., a Delaware corporation ("Parent"), for the benefit of shareholders of Virtual Chips, Inc., a California corporation (the "Company"), acquiring shares of Parent Common Stock pursuant to that Agreement and Plan of Reorganization, dated as of July __, 1996 (the "Reorganization Agreement"), among Parent, Company and Spud Acquisition Corp., a California corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and pursuant to the related Agreement of Merger (the "Agreement of Merger") between the Company and Merger Sub and in consideration of such shareholders approving the Reorganization Agreement and the transactions contemplated thereby.

     1.   DEFINITIONS.  As used in this Declaration:

          a. "Effective Time" means the time of acceptance by the California Secretary of State of the Agreement of Merger.

          b. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          c. "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

          d. "Holder" means: (i) a shareholder of the Company to whom shares of Common Stock of Parent are issued pursuant to the Reorganization Agreement and the Agreement of Merger (including shares of Parent Common Stock issued upon the exercise of Company Options assumed by Parent pursuant to Section 1.6 of the Reorganization Agreement), or (ii) the Escrow Agent (as defined in the Reorganization Agreement), or (iii) a transferee to whom registration rights granted under this Declaration are assigned pursuant to
Section 10 of this Declaration.

          e. "Registrable Securities" means for each Holder the number of shares of Parent Common Stock issued to such Holder pursuant to the Reorganization Agreement (including shares of Parent Common Stock issued upon the exercise of Company Options assumed by Parent pursuant to Section 1.6 of the Reorganization Agreement and shares issued to the Escrow Agent pursuant to Sections 1.6 and 8.2 thereof), in each case rounded to the nearest integral amount, and for all Holders the sum of the Registrable Securities held by them.

          f.   "Securities Act" means the Securities Act of 1933, as amended.


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          g.   "SEC" means the Securities and Exchange Commission.

     Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

     2. REGISTRATION. Parent shall use its best efforts to cause the Registrable Securities held by each Holder to be registered under the Securities Act so as to permit the sale thereof, and in connection therewith shall prepare and file with the SEC within ninety (90) days following the Effective Time a registration statement in such form as is then available under the Securities Act covering the Registrable Securities; provided, however, that each Holder shall provide all such information and materials and take all such action as may be required in order to permit Parent to comply with all applicable requirements of the Securities Act, the Exchange Act, and of the SEC, and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of Parent pursuant to this Declaration. Parent shall not be required to effect more than one
(1) registration pursuant to this Declaration. The offerings made pursuant to such registration shall not be underwritten.

     3. OBLIGATIONS OF PARENT. Parent shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until two (2) years after the Effective Time; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement until two (2) years after the Effective Time; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; (v) notify each Holder upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; (vi) so long as the registration statement remains effective, promptly prepare, file and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in


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light of the circumstances then existing; (vii) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (viii) notify each Holder promptly of any request by the SEC for the amendment or supplement of such registration statement or prospectus or for additional information; and (ix) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to
obtain its withdrawal if such stop order should be issued.   In connection
with any offering of Registrable Securities registered pursuant to this Declaration, Parent shall (x) furnish each Holder, at Parent's expense, with unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as each Holder shall request and (y) instruct the transfer agent and registrar of the Registrable Securities to release any stop transfer orders with respect to the Registrable Securities being sold.

     4. SUSPENSION OF PROSPECTUS. Each Holder will be required to notify Parent in writing at least five (5) business days prior to a disposition of Registrable Securities pursuant to the registration statement of his intent to dispose of such Registrable Securities. At any time within such five (5) business day period, Parent may restrict disposition of such Registrable Securities, in which event such Holder will not be able to dispose of such Registrable Securities, provided that: (i) Parent shall have delivered a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined that such sales would require public disclosure by Parent of material nonpublic information that Parent deems it advisable not to disclose; PROVIDED, HOWEVER, that no such delay shall be imposed unless Parent shall equally prohibit during the period of such delay any sale of Parent's securities by all executive officers and directors of Parent; (ii) in the event of the delivery of the notice described in (i) above by Parent, Parent shall use its best efforts to amend the registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible after the conditions referred to in the notice have ceased to exist or have been disclosed; and (iii) Parent shall not restrict dispositions under (i) above for a period exceeding forty-five (45) days during any calendar quarter.

     5. AVAILABILITY OF FORM S-3. Parent represents that if Form S-3 (or a successor form) is not available for use by Parent, Parent shall file a registration statement on Form S-1 to satisfy its obligations under Section 2 hereof. Parent further represents that it believes it is currently eligible to utilize Form S-3 and currently believes that there is no material nonpublic information which would preclude it from filing a registration statement on Form S-3.

     6. REGISTRATION ON FORM S-8. Parent will use commercially reasonable efforts to file with the SEC within fifteen (15) business days of the Closing Date, a registration statement on Form S-8 covering all shares of Parent Common Stock issuable upon exercise of Company Options assumed by Parent.

     7. EXPENSES. Parent shall pay all of the out-of-pocket expenses incurred, other than underwriting discounts and commissions, in connection with any registration of Registrable Securities


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pursuant to this Declaration, including, without limitation, all SEC, Nasdaq
National Market and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Parent's outside counsel and independent accountants and a single counsel for all of the Holders.

     8. INDEMNIFICATION. In the event of any offering registered pursuant to this Declaration:

          a. Parent will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Declaration, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to Parent in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent in an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

          b. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of Parent's securities covered by such a registration statement, each person who controls Parent or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue


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statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

          c. Each party entitled to indemnification under this Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

          d. The obligations of Parent and each Holder under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Declaration and otherwise.

     9.   REPORTS UNDER EXCHANGE ACT.  Parent agrees to:

          a. use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

          b. furnish to each Holder, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of Parent and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any such securities pursuant to Form S-3.

     10. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause Parent to register Registrable Securities pursuant to this Declaration may be assigned by a Holder to a transferee of Registrable Securities only if: (a) Parent is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably


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satisfactory to Parent by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby; and (b) immediately following such transfer the disposition of such Registrable Securities by the transferee is restricted under the Securities Act.

     11. AMENDMENT OF REGISTRATION RIGHTS. Holders of a majority of the Registrable Securities from time to time outstanding may, with the consent of Parent, amend the registration rights granted hereunder.

     12. TERMINATION. The registration rights set forth in this Declaration shall terminate with respect to a Holder at such time as all of the Registrable Securities then held by such Holder can be sold by such Holder in a three-month period in accordance with Rule 144 under the Securities Act.

     13. THIRD PARTY BENEFICIARIES. It is intended that the shareholders of the Company be third party beneficiaries to this Declaration.




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